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                                                                Exhibit 23(a)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

K-V Pharmaceutical Company
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 24, 2002, which is contained in that Prospectus, and to the incorporation by reference of our reports dated May 24, 2002, relating to the consolidated financial statements and schedule of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2002.

We also consent to the reference to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Chicago, Illinois
June 7, 2002